AMENDMENT TO DEBT REDUCTION AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of February 20, 2007 by and among China Precision Steel, Inc., a Colorado corporation (the “Company”), Partner Success Holdings Limited, a British Virgin Islands Business Company (“PSHL”), and Mr. Wo Hing Li, a Hong Kong national (“Li”), on the basis of the terms and conditions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Debt Reduction Agreement, dated as of February 13, 2007 (the “Agreement”), among the Company, PSHL and Li.

WHEREAS, the parties entered into that certain Debt Reduction Agreement on February 13, 2007 (the “Agreement”); and

WHEREAS, the parties consider it appropriate to make certain amendments to the Agreement as set forth below;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendment.

1.1	Effective as of the date hereof, section 2 of the Agreement is amended in its entirety to read as follows:

The Conversion Amount shall be converted (the “Conversion”) by the Company into such number of shares (the “Shares”) of Common Stock, to be issued to Li or his designees, as shall be determined pursuant to a price per share equal to that of the Common Stock sold in a Placement (the “Purchase Price”), such Conversion to be effected upon Company shareholder approval (the “Closing”); provided, however, that no Conversion shall be required to be effected hereunder if the aggregate amount of gross proceeds payable at Closing to the Company is less than $19,000,000; provided further that no such shareholder approval shall be required if Mr. Li, in his sole discretion, effects such Conversion at the closing bid price of the Common Stock on The NASDAQ Capital Market as determined on the business day prior to such Conversion.

1.2	Effective as of the date hereof, section 5 (iii) of the Agreement is amended in its entirety to read as follows:

The Tuorong Consideration, after deduction therefrom for the amount of the Dividend Rescission, shall be converted (the “Second Conversion”) into such number of shares of Common Stock, to be issued to Li or his designees, at a price per share that is the greater of (i) the Purchase Price, as defined in paragraph 2 above, and (ii) the closing bid price of the Common Stock as reported on The NASDAQ Capital Market as determined on the business day prior to such Second Conversion.

1.3	In all other respects, the Agreement is hereby confirmed in its entirety.

2.	Representations and Warranties. Each of Company, PSHL, and LI represents and warrants to each other as follows:

2.1	Corporate Authority and Power. It has all requisite power and authority to enter into this Amendment.

2.2	Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Agreement have been duly authorized by all necessary action.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

4.
General. Except as expressly set forth herein, the Agreement remains unmodified. The Agreement (as amended from time to time) is confirmed as being in full force and effect. This Amendment and the Agreement referred to herein or therein constitute and supersede all prior and current understanding and agreements, whether written or oral, with respect to such subject matter. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successor and assigns.

[The rest of this page is intentionally left blank.]

CONFORMED COPY

IN WITNESS THEREOF, THIS AGREEMENT is duly executed as of the date set forth above.

CHINA PRECISION STEEL, INC.	WO HING LI

By : /s/ Leada Tak Tai Li	/s/ Wo Hing Li
Name: Leada Tak Tai Li	Wo Hing Li
Title: Chief Financial Officer

PARTNER SUCCESS HOLDINGS LIMITED

By: /s/ Shu Keung Leung
Name: Shu Keung Leung
Title: Director